Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930 - 9400

COMPANY CONTACT	[NYSE: SFI]

Andrew G. Backman
Senior Vice President – Investor Relations

iStar Financial Announces Second Quarter 2010 Results

•             Company completes sale of portfolio comprised of 32 corporate tenant lease assets; recognizes $250.3 million gain associated with transaction; book value increases to $13.72 per common share.

•             Company retires $1.8 billion of debt during the quarter.

•             Adjusted earnings (loss) allocable to common shareholders for the second quarter 2010 was ($83.4) million, or ($0.89) per diluted common share.

•             Net income allocable to common shareholders for the second quarter 2010 was $212.3 million, or $2.27 per diluted common share.

•             Company recorded $109.4 million of loan loss provisions during the quarter versus $89.5 million in the prior quarter.

NEW YORK - August 3, 2010 - iStar Financial Inc. (NYSE: SFI), a publicly traded finance company focused on the commercial real estate industry, today reported results for the second quarter ended June 30, 2010.

Second Quarter 2010 Results

iStar reported adjusted earnings (loss) allocable to common shareholders for the second quarter of ($83.4) million or ($0.89) per diluted common share, compared with ($250.1) million or ($2.51) per diluted common share for the second quarter 2009. Adjusted earnings (loss) represents net income (loss) computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation and amortization and gain (loss) from discontinued operations. Adjusted earnings does not include the $250.3 million, or $2.60 per diluted common share, gain associated with the portfolio sale of 32 corporate tenant lease properties completed during the quarter.

Net income (loss) allocable to common shareholders for the second quarter, inclusive of the $250.3 million gain on the CTL portfolio sale, was $212.3 million, or $2.27 per diluted common share, compared to ($284.2) million or ($2.85) per diluted common share for the second quarter 2009. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings (loss) to GAAP net income (loss).

Revenues for the second quarter 2010 were $136.8 million versus $193.1 million for the second quarter 2009. The year-over-year decrease is primarily due to a reduction of interest income resulting from performing loans moving to non-performing status and, to a lesser extent, a smaller asset base resulting from loan repayments and sales.

Net investment income for the second quarter was $129.8 million compared to $275.9 million for the second quarter 2009. The year-over-year decrease is primarily due to decreased net gains on early extinguishment of debt in the quarter, as well as lower interest income as discussed above, offset by lower interest expense and increased earnings from equity method investments. Gains on early extinguishment of debt for the prior year period included $107.9 million of gains associated with the bond exchange completed in the second quarter 2009. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and net gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

During the second quarter, the Company completed the sale of a portfolio of 32 corporate tenant lease (CTL) properties resulting in net proceeds of $1.33 billion. In addition, the Company received $508.8 million in gross principal repayments; generated $82.7 million of proceeds from loan sales; $74.0 million of net proceeds from sales of other real estate owned (OREO) assets; and $69.5 million of net proceeds from the sale of four additional corporate tenant lease assets. Of the gross principal repayments and asset sales, $116.3 million was utilized to pay the A-participation interest associated with the Fremont portfolio down to $135.2 million. Additionally during the quarter, the Company funded a total of $131.0 million under pre-existing commitments and provided a $105.6 million mezzanine loan associated with the CTL portfolio sale, of which $25.0 million was repaid subsequent to quarter-end.

The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 2.4x at June 30, 2010, down from 2.8x at the end of the prior quarter. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 1.62% for the quarter, versus 2.23% in the prior quarter.

Capital Markets

As of June 30, 2010, the Company had $531.5 million of unrestricted cash versus $640.9 million at the end of the prior quarter.

During the quarter, the Company retired a total of $1.76 billion of debt. Specifically, the Company repurchased $234.9 million par value of its senior unsecured notes and redeemed a total of $282.3 million par value of its 2011 and 2014 senior secured notes. In addition, the Company repaid a $947.9 million term loan which was collateralized primarily by the portfolio of 32 CTL assets sold during the quarter. Also, the Company repaid $290.8 million of other outstanding indebtedness during the quarter, including its 5.375% Senior Unsecured Notes due April 2010. For the quarter, the Company recorded an aggregate net gain on early extinguishment of debt of $70.1 million.

Risk Management

At June 30, 2010, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 77.4% of the Company’s asset base, versus 82.3% in the prior quarter. The Company’s loan portfolio consisted of 70.5% floating rate loans and 29.5% fixed rate loans, with a weighted average maturity of 2.2 years.

At the end of the quarter, the weighted average last dollar loan-to-value ratio for all structured finance assets was 84.0%. The Company’s corporate tenant lease assets were 87.7% leased with a weighted average remaining lease term of 13.0 years. At June 30, 2010, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.90 and 2.76, versus 3.93 and 2.57, respectively, in the prior quarter.

As of June 30, 2010, the Company had 14 loans on its watch list representing $1.03 billion or 13.8% of total managed loans, compared to 12 loans representing $673.9 million or 8.1% of total managed loans in the prior quarter. Assets on the Company’s watch list are all performing loans. Managed loan value represents iStar’s carrying value of loans, gross of specific reserves and the A-participation interest outstanding on Fremont portfolio assets. The Company’s total managed loan value at quarter end was $7.41 billion.

At the end of the second quarter, 63 of the Company’s 195 total loans were on non-performing loan (NPL) status. These loans represent $2.96 billion or 39.9% of total managed loans, compared to 72 loans representing $3.50 billion or 42.3% of total managed loans in the prior quarter. At the end of the quarter, the Company charged-off $87.5 million against its reserve for loan losses related to restructurings, loan sales and repayments.

During the quarter, the Company took title to nine properties that had an aggregate managed loan value of $384.8 million prior to foreclosure. This resulted, at the end of the quarter, in $146.8 million of charge-offs against the Company’s reserve for loan losses. Additionally, the Company recorded $12.2 million of additional impairments on its OREO portfolio.

At the end of the second quarter, the Company held 49 assets, representing a gross book value of $1.53 billion, which had previously served as collateral for certain of its loan assets. Of these assets, $890.9 million were classified as OREO and considered held for sale based on management’s current intention to market and sell the assets in the near term. The remaining $641.5 million were classified as real estate held for investment (REHI) based on management’s current strategy to hold, operate or develop these assets over a longer term.

At the end of the second quarter, the Company recorded $109.4 million in loan loss provisions. At June 30, 2010, loan loss reserves totaled $1.18 billion or 15.9% of total managed loans. This compares to loan loss reserves of $1.31 billion or 15.8% of total managed loans at March 31, 2010.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. is a publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), provides innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, August 3, 2010. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the amount and timing of additional loan loss provisions, the amount and timing of asset sales (including OREO assets), continued increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness at a discount, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net investment income (1)	$129,755	$275,862	$250,016	$514,739
Other income	5,962	5,557	14,253	8,064
Non-interest expense (2)	(182,703)	(565,834)	(334,227)	(910,083)
Income (loss) from continuing operations	$(46,986)	$(284,415)	$(69,958)	$(387,280)

Income from discontinued operations	10,877	2,442	17,704	6,618
Gain from discontinued operations	265,960	—	265,960	11,617
Net income (loss)	$229,851	$(281,973)	$213,706	$(369,045)

(1) Includes interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, net, less interest expense and operating costs for corporate tenant lease assets.

(2) Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.

iStar Financial Inc.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of	As of
	June 30, 2010	December 31, 2009

Loans and other lending investments, net	$6,115,092	$7,661,562
Corporate tenant lease assets, net	$1,849,423	$2,885,896
Real estate held for investment, net	$636,239	$422,664
Other real estate owned	$890,881	$839,141
Total assets	$10,653,904	$12,810,575
Debt obligations, net	$8,619,955	$10,894,903
Total liabilities	$8,802,892	$11,147,013
Total equity	$1,843,571	$1,656,118

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

REVENUES

Interest income	$86,469	$142,181	$203,085	$319,408
Operating lease income	44,365	45,351	89,264	92,429
Other income	5,962	5,557	14,253	8,064
Total revenues	$136,796	$193,089	$306,602	$419,901

COSTS AND EXPENSES

Interest expense	$82,313	$110,532	$169,529	$225,162
Operating costs - corporate tenant lease assets	2,570	3,881	6,764	8,556
Depreciation and amortization	16,726	16,034	32,867	30,910
General and administrative (1)	25,114	33,691	52,330	69,314
Provision for loan losses	109,359	435,016	198,828	693,112
Impairment of other assets	12,195	22,232	13,209	47,563
Other expense	19,309	58,861	36,993	69,184
Total costs and expenses	$267,586	$680,247	$510,520	$1,143,801

Income (loss) from continuing operations before other items	$(130,790)	$(487,158)	$(203,918)	$(723,900)
Gain on early extinguishment of debt, net	70,054	200,879	108,780	355,256
Earnings (loss) from equity method investments	13,750	1,864	25,180	(18,636)
Income (loss) from continuing operations	$(46,986)	$(284,415)	$(69,958)	$(387,280)
Income from discontinued operations	10,877	2,442	17,704	6,618
Gain from discontinued operations	265,960	—	265,960	11,617
Net income (loss)	$229,851	$(281,973)	$213,706	$(369,045)

Net (income) loss attributable to noncontrolling interests	(544)	271	1	1,514
Net income (loss) attributable to iStar Financial Inc.	$229,307	$(281,702)	$213,707	$(367,531)

Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$218,727	$(292,282)	$192,547	$(388,691)

(1) For the three months ended June 30, 2010 and 2009, includes $4,984 and $7,500 of stock-based compensation expense, respectively. For the six months ended June 30, 2010 and 2009, includes $9,714 and $13,051 of stock-based compensation expense, respectively.

(2) HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(0.60)	$(2.87)	$(0.94)	$(3.85)
Net income (loss) attributable to iStar Financial Inc. (1)
Basic and diluted	$2.27	$(2.85)	$2.00	$(3.68)
Weighted average shares outstanding
Basic and diluted	93,382	99,769	93,651	102,671

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(114.27)	$(543.53)	$(177.33)	$(729.81)
Net income (loss) attributable to iStar Financial Inc. (1) (3)
Basic and diluted	$430.13	$(539.00)	$378.93	$(697.07)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) For the three months ended June 30, 2010 and 2009, excludes preferred dividends of $10,580. For the six months ended June 30, 2010 and 2009, excludes preferred dividends of $21,160.

(2) Income (loss) attributable to iStar Financial Inc. from continuing operations excludes net (income) loss from noncontrolling interests.

(3) For the three months ended June 30, 2010 and 2009, net income (loss) allocable to HPU holders was $6,452 and ($8,085), respectively, on both a basic and dilutive basis. For the six months ended June 30, 2010 and 2009, net income (loss) allocable to HPU holders was $5,684 and ($10,456), respectively, on both a basic and dilutive basis.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

ADJUSTED EARNINGS (1)

Net income (loss)	$229,851	$(281,973)	$213,706	$(369,045)
Add: Depreciation and amortization	16,934	24,579	38,687	48,078
Add: Joint venture depreciation and amortization	1,848	3,506	3,731	14,194
Add: Impairment of goodwill and intangible assets	—	—	—	4,186
Add: Net (income) loss attributable to noncontrolling interests	(544)	271	1	1,514
Less: Gain from discontinued operations	(265,960)	—	(265,960)	(11,617)
Less: Deferred financing amortization	(57,518)	6,966	(79,905)	12,126
Less: Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic and Diluted (2)	$(85,969)	$(257,231)	$(110,900)	$(321,724)

Adjusted earnings (loss) per common share:
Basic and Diluted	$(0.89)	$(2.51)	$(1.15)	$(3.05)

Weighted average common shares outstanding:
Basic and Diluted	93,382	99,769	93,651	102,671

Common shares outstanding at end of period:	93,382	99,618	93,382	99,618

(1) Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2) For the three months ended June 30, 2010 and 2009, adjusted earnings (loss) allocable to HPU holders was ($2,536) and ($7,115), respectively, on both a basic and dilutive basis.  For the six months ended June 30, 2010 and 2009, adjusted earnings (loss) allocable to HPU holders was ($3,267) and ($8,655), respectively, on both a basic and dilutive basis.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 30, 2010	December 31, 2009

ASSETS

Loans and other lending investments, net	$6,115,092	$7,661,562
Corporate tenant lease assets, net	1,849,423	2,885,896
Other investments	422,203	433,130
Real estate held for investment, net	636,239	422,664
Other real estate owned	890,881	839,141
Assets held for sale	—	17,282
Cash and cash equivalents	531,520	224,632
Restricted cash	12,744	39,654
Accrued interest and operating lease income receivable, net	50,929	54,780
Deferred operating lease income receivable	65,825	122,628
Deferred expenses and other assets, net	79,048	109,206
Total assets	$10,653,904	$12,810,575

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$182,937	$252,110

Debt obligations, net:
Unsecured senior notes	3,548,148	4,228,908
Secured senior notes	437,558	856,071
Unsecured revolving credit facilities	739,395	748,601
Secured revolving credit facilities	943,664	959,426
Secured term loans	2,853,060	4,003,786
Other debt obligations	98,130	98,111
Total liabilities	$8,802,892	$11,147,013

Redeemable noncontrolling interests	7,441	7,444

Total iStar Financial Inc. shareholders’ equity	1,796,969	1,605,685
Noncontrolling interests	46,602	50,433
Total equity	1,843,571	1,656,118

Total liabilities and equity	$10,653,904	$12,810,575

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
June 30, 2010
PERFORMANCE STATISTICS

Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	5.71%
Less: Cost of debt	4.09%
Net Finance Margin (1)	1.62%

Return on Average Common Book Equity
Average total book equity	$1,685,686
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,179,510

Net income allocable to common shareholders, HPU holders and Participating Security holders	$218,727
Annualized (2) (B)	$77,028
Return on Average Common Book Equity (B) / (A)	6.5%

Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders (3)	$(85,969)
Annualized (C)	$(343,876)
Adjusted Return on Average Common Book Equity (C) / (A)	Neg

Expense Ratio (4)
General and administrative expenses (D)	$25,116
Total revenue (E)	$164,471
Expense Ratio (D) / (E)	15.3%

(1) Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income, operating costs—corporate tenant lease assets and interest expense exclude adjustments from discontinued operations of $27,673, $1,612 and $14,466, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2) Net income allocable to common shareholders, HPU holders and Participating Security holders on an annualized basis is computed without annualizing the gain from discontinued operations.

(3) Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(4) General and administrative expenses and total revenue exclude adjustments from discontinued operations of $2 and $27,675, respectively.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	As of
	June 30, 2010
CREDIT STATISTICS

Book debt, net of unrestricted cash and cash equivalents (A)	$8,088,435

Book equity	$1,843,571
Add: Accumulated depreciation and loan loss reserves	1,524,083
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$3,367,654

Leverage (1) (A) / (B)	2.4	x

Ratio of Earnings to Fixed Charges	0.4	x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	0.4	x
Covenant Calculation of Fixed Charge Coverage Ratio (2)	2.1	x

Interest Coverage
EBITDA (3) (C)	$346,204
Interest expense and preferred dividends (D)	$107,358
EBITDA / Interest Expense and Preferred Dividends (3) (C) / (D)	3.2	x

RECONCILIATION OF NET INCOME TO EBITDA (3)

Net income	$229,851
Add: Interest expense (4)	96,778
Add: Depreciation and amortization (4)	16,934
Add: Income taxes	793
Add: Joint venture depreciation and amortization	1,848
EBITDA (3)	$346,204

(1) Leverage is calculated by dividing book debt net of unrestricted cash and cash equivalents by the sum of book equity, accumulated depreciation and loan loss reserves.

(2) This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3) EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

(4) Interest expense and depreciation and amortization exclude adjustments from discontinued operations of $14,466 and $417, respectively.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

	As of
	June 30, 2010
UNFUNDED COMMITMENTS

Number of assets with unfunded commitments	73

Performance-based commitments	$218,679
Discretionary fundings	251,843
Strategic investments	61,022
Total Unfunded Commitments	$531,544

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$6,516,292
Unsecured debt (B)	$4,424,372

Unencumbered Assets / Unsecured Debt (A) / (B)	1.5	x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2010		2009
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Structured Finance Assets (principal risk)	3.90	3.93	3.92	3.91	3.90
Corporate Tenant Lease Assets	2.76	2.57	2.59	2.60	2.59

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	June 30, 2010		December 31, 2009
Value of non-performing loans (1) /
As a percentage of total managed loans	$2,956,158	39.9%	$4,209,255	45.3%

Reserve for loan losses /
As a percentage of total managed loans	$1,181,288	15.9%	$1,417,949	15.3%
As a percentage of non-performing loans (1)		40.0%		33.7%

(1) Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2010 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$6,495	57.6%
Corporate Tenant Leases	2,227	19.8%
Other Real Estate Owned	891	7.9%
Mezzanine / Subordinated Debt	802	7.1%
Real Estate Held for Investment	642	5.7%
Other Investments	211	1.9%
Total	$11,268	100.0%

Geography	Total	% of Total
West	$2,442	21.7%
Southeast	2,083	18.5%
Northeast	1,817	16.1%
Mid-Atlantic	1,050	9.3%
Southwest	934	8.3%
Various	742	6.6%
Central	647	5.7%
International	531	4.7%
South	367	3.3%
Northwest	346	3.1%
Northcentral	309	2.7%
Total	$11,268	100.0%

Property Type	Performing Loans & Other	CTLs	NPLs	OREO	REHI	Total	% of Total
Condo:
Construction - Completed	$716	$—	$554	$395	$—	$1,665	14.8%
Construction - In Progress	568	—	168	21	—	757	6.7%
Conversion	91	—	37	113	—	241	2.1%
Subtotal Condo	1,375	—	759	529	—	2,663	23.6%
Land	431	59	848	111	454	1,903	16.9%
Retail	608	184	312	46	9	1,159	10.3%
Office	246	638	53	—	7	944	8.4%
Entertainment / Leisure	158	483	268	—	—	909	8.1%
Industrial / R&D	208	618	27	5	50	908	8.1%
Hotel	364	184	89	50	70	757	6.7%
Mixed Use / Mixed Collateral	206	40	316	69	22	653	5.8%
Corporate - Real Estate	366	—	166	—	—	532	4.7%
Other (2)	499	21	2	—	—	522	4.6%
Multifamily	166	—	41	81	30	318	2.8%
Total	$4,627	$2,227	$2,881	$891	$642	$11,268	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of loan loss reserves and accumulated depreciation.

(2) Performing loans and other includes $211 million of other investments.